Consent of Independent Auditors




We consent to the reference to our firm under the caption "Independent Auditors" in the Statements of Additional Information, to the use of our report dated February 8, 2001 with respect to the financial statements of American Enterprise Life Insurance Company, and to the use of our report dated March 23, 2001 with respect to the financial statements of American Enterprise Variable Annuity Account (comprised of subaccounts PCMG1, PCMG2, PDEI1, PDEI2, PEMK1, PEMK2, PEXI1, PEXI2, PMGD1, PMGD2, PNDM1, PNDM2, PSPF1, PSPF2, PSCA1, PSCA2, PCAP1,
PCAP2,  PVAL1,  PVAL2,  PBAL1,  PBAL2, PGRI1, PGRI2, PMDC1, PMDC2, PSMC1, PSMC2,
PMSS1,  PMSS2,  PINT1,  PINT2,  PGAA1, PGAA2, PCHY1, PCHY2, PEQU1, PEQU2, PGGI1,
PGGI2,  PHQB1,  PHQB2,  PSCG1,  PSCG2, PJAG1, PJAG2, PJGT1, PJGT2, PJGP1, PJGP2,
PSGI1,  PSGI2,  PSND1,  PSND2,  PSTR1, PSTR2, PSUT1, PSUT2, PGIN1, PGIN2, PIGR1,
PIGR2, PVIS1, and PVIS2), included in Post-Effective Amendment No. 6 to the Registration Statement (Form N-4, No. 333-82149) and related Prospectuses for the registration of the American Express(R) Galaxy Premier Variable Annuity Contracts to be offered by American Enterprise Life Insurance Company.






/s/Ernst & Young LLP
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   Ernst & Young LLP
   Minneapolis, Minnesota
   August 13, 2001